Exhibit 99.1

Media Contact:	Investor Contact:
Eliza Schleifstein	Scott Youngstrom
Argot Partners	Chief Financial Officer
(212) 600-1902	EnteroMedics Inc.
eliza@argotpartners.com	(651) 634-3011
syoungstrom@vbloc.com

EnteroMedics Announces First Quarter 2017 Financial Results and

Conference Call

Company to Host Conference Call Today at 8:30 AM ET

ST. PAUL, Minnesota, May 16, 2017 — EnteroMedics Inc. (NASDAQ: ETRM), the developer of medical devices using neuroblocking technology to treat obesity, metabolic diseases and other gastrointestinal disorders, today announced financial results for the three months ended March 31, 2017 and provided an overview of its recent commercialization and corporate achievements.

“After rebuilding our capital structure through expense reduction starting in the fourth quarter of last year and continuing through the first half of the first quarter, the team at EnteroMedics has resumed our vBloc® Therapy commercial operations, and we expect sales to pick up through the remainder of the fiscal year,” said Dan Gladney, EnteroMedics President, Chief Executive Officer and Chairman of the Board. “We continue securing key strategic partnerships and building third party validation for vBloc Therapy as a proven, non-anatomy altering and long-term treatment for obesity and related co-morbidities.  With a strong balance sheet, we believe we have the strategy, team and focus to put us on pace to fully realize the potential of vBloc. We look forward to sharing more with you on our conference call today.”

Financial Results

For the three months ended March 31, 2017, the Company reported sales of $40,000 with gross profits totaling $11,000. The Company reported a net loss of $7.4 million, or $1.27 per share. Selling, general and administrative expenses for the quarter were $5.9 million and research and development expenses were $1.1 million.  On March 31, 2017, the Company’s cash, cash equivalents and short-term investments totaled $18.7 million.

Conference Call Details

The Company will host a conference call today, Tuesday, May 16, 2017 at 8:30 AM Eastern Time. The conference call may be accessed by dialing (877) 280-7473 (U.S. and Canada) or (707) 287-9370 (international), and entering passcode 22425310. A replay of the call will be available from May 16, 2017 at 2:00 PM Eastern Time through May 23, 2017 at 2:00 PM Eastern Time by dialing (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (international) and entering passcode 22425310.

To access the live webcast, visit the events page of the investor relations section of EnteroMedics’ website at www.enteromedics.com. A replay of the webcast will be available immediately after the conference call.

About EnteroMedics Inc.

EnteroMedics is a medical device company focused on the development and commercialization of its neuroscience based technology to treat obesity and metabolic diseases. vBloc® Neurometabolic Therapy, delivered by a pacemaker-like device called the vBloc® System, is designed to intermittently block the vagus nerves using high-frequency, low-energy, electrical impulses. EnteroMedics’ vBloc® System has received U.S. Food and Drug Administration approval and CE Mark.

Information about the vBloc® System and vBloc® Neurometabolic Therapy

You should not have an implanted vBloc® System if you have cirrhosis of the liver, high blood pressure in the veins of the liver, enlarged veins in your esophagus or a significant hiatal hernia of the stomach; if you need magnetic resonance imaging (MRI); if you have a permanently implanted, electrical medical device; or if you need a diathermy procedure using heat. The most common related adverse events that were experienced during clinical study of the vBloc System included pain, heartburn, nausea, difficulty swallowing, belching, wound redness or irritation, and constipation.

Talk with your doctor about the full risks and benefits of vBloc Therapy and vBloc System. For additional prescribing information, please visit www.enteromedics.com.

If you are interested in learning more about vBloc Neurometabolic Therapy, please visit www.vbloc.com or call 1-800-MY-VBLOC.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as expect,” “plan,” “anticipate,” “could,” “may,” “intend,” “will,” “continue,” “future,” other words of similar meaning and the use of future dates.  Forward-looking statements in this release include the Company’s expectation of increased sales through the remainder of the fiscal year and the Company’s belief that it has the ability to fully realize the potential of vBloc. These forward-looking statements are based on the current expectations of our management and involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others:  our limited history of operations; our losses since inception and for the foreseeable future; our limited commercial sales experience with our vBloc® System for the treatment of obesity in the United States or in any foreign market other than Australia and the European Community; the competitive industry in which we operate; our ability to maintain compliance with the Nasdaq continued listing requirements; our ability to commercialize our vBloc® System; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for any modifications to our vBloc® System; physician adoption of our vBloc® System and vBloc® Neurometabolic Therapy; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; international commercialization and operation; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; the cost and management time of operating a public company; potential healthcare fraud and abuse claims; healthcare legislative reform; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission, particularly those factors identified as “risk factors” in the annual report on Form 10-K filed March 8, 2017 and quarterly report on Form 10-Q filed May 15, 2017. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

ENTEROMEDICS INC.

Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,
	2017	2016

Sales	$40,040	$72,000
Cost of goods sold	29,523	40,135
Gross profit	10,517	31,865
Operating expenses:
Selling, general and administrative	5,928,986	6,141,177
Research and development	1,124,413	1,432,381
Total operating expenses	7,053,399	7,573,558
Operating loss	(7,042,882)	(7,541,693)
Other income (expense):
Interest income	100	1,691
Interest expense	—	(1,149,294)
Change in value of warrant liability	(323,130)	1,779,414
Change in value of convertible notes payable	—	(499,568)
Other, net	(900)	688
Net loss	$(7,366,812)	$(7,408,762)

Net loss per share - basic and diluted	$(1.27)	$(0.94)

Shares used to compute basic and diluted net loss per share	5,788,282	7,840,992

ENTEROMEDICS INC.

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)

	March 31,	December 31,
	2017	2016
ASSETS
Cash, cash equivalents and short-term investments	$18,681	$3,311
Accounts receivable	68	144
Inventory	1,703	1,790
Prepaid expenses and other current assets	402	476
Property and equipment, net	172	201
Other assets	684	1,119
Total assets	$21,710	$7,041

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$534	$1,312
Debt	—	—
Other liabilities	3,230	2,790
Total liabilities	3,764	4,102
Stockholders’ equity	17,946	2,939
Total liabilities and stockholders’ equity	$21,710	$7,041